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EXHIBIT 10.64
                    AGREEMENT OF LIMITED PARTNERSHIP
                                   OF
                    SIMON CAPITAL LIMITED PARTNERSHIP

                            TABLE OF CONTENTS

ARTICLE IDEFINITIONS: ETC.
     1.1  Definitions.                                                  1

ARTICLE IIORGANIZATION
     2.1  Formation.                                                    8
     2.2  Name.                                                         8
     2.3  Purpose and Business of the Partnership.                      8
     2.4  Location of the Principal Place of Business.                  12
     2.5  Registered Agent and Registered Office.                       12

ARTICLE IIITERM
     3.1  Dissolution.                                                  12

ARTICLE IVCONTRIBUTIONS TO CAPITAL
     4.1  General Partner Capital Contributions.                        12
     4.2  Contributions of Partners.                                    12
     4.3  Additional Funds.                                             13
     4.4  No Third Party Beneficiary.                                   13
     4.5  No Interest: No Return.                                       14
     4.6  Capital Accounts.                                             14

ARTICLE VALLOCATIONS, DISTRIBUTIONS AND OTHERTAX AND ACCOUNTING MATTERS
     5.1  Allocations.                                                  16
     5.2  Partnership Distributions.                                    22
     5.3  Books of Account.                                             22
     5.4  Reports.                                                      22
     5.5  Audits.                                                       23
     5.6  Tax Returns.                                                  23
     5.7  Tax Matters Partner.                                          23

ARTICLE VIRIGHTS AND DUTIES OF, AND RESTRICTIONS ON THE GENERAL PARTNER
     6.1  Expenditures by Partners.                                     23
     6.2  Powers and Duties of General Partner.                         24
     6.3  Major Decisions.                                              26
     6.4  Proscriptions.                                                27
     6.5  Additional Covenants.                                         27
     6.6  Operation in Accordance with REIT Requirements.               30
     6.7  Waiver and Indemnification.                                   30
     6.8  Additional Partners.                                          31
     6.9  Limitation of Liability of Directors, Shareholders, Employees
          and Officers of the General Partner.                          31

ARTICLE VIIDISSOLUTION, LIQUIDATION AND WINDING-UP
     7.1  Accounting.                                                   31
     7.2  Distribution on Dissolution.                                  31
     7.3  Sale of Partnership Assets.                                   32
     7.4  Distributions in Kind.                                        32
     7.5  Documentation of Liquidation.                                 33
     7.6  Liability of the Liquidating Agent.                           33

ARTICLE VIIITRANSFER OF PARTNERSHIP INTERESTS
     8.1  Transfer of Partnership Interests.                            33

ARTICLE IXRIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER
     9.1  No Participation in Management.                               33
     9.2  Bankruptcy Of the Limited Partner.                            34
     9.3  No Withdrawal.                                                34
     9.4  Duties and Conflicts.                                         34

ARTICLE XGENERAL PROVISIONS
     10.1 Notices.                                                      34
     10.2 Successors.                                                   35
     10.3 EFFECT AND INTERPRETATION.                                    35
     10.4 Counterparts.                                                 35
     10.5 Partners Not Agents.                                          35
     10.6 Entire Understanding: Etc.                                    35
     10.7 Severability.                                                 35
     10.8 Pronouns and Headings.                                        35
     10.9 Assurances.                                                   35
     10.10     Amendment.                                               36

                    AGREEMENT OF LIMITED PARTNERSHIP
                                   OF
                    SIMON CAPITAL LIMITED PARTNERSHIP


      This AGREEMENT OF LIMITED PARTNERSHIP OF SIMON CAPITAL LIMITED PARTNERSHIP is made and entered into as of the ____ day of August, 1997, by and among SDG Capital Associates Limited Partnership, a Delaware limited partnership, as general partner (the "General Partner"), Simon DeBartolo Group, L.P., a Delaware limited partnership, as limited partner and DeBartolo Capital Partnership, a Delaware general partnership, as limited partner (Simon DeBartolo Group, L.P. and DeBartolo Capital Partnership collectively referred to as the "Limited Partners").

                               WITNESSETH:

      WHEREAS, the parties hereto desire to form a limited partnership under the provisions of the Delaware Uniform Limited Partnership Act for the purposes and on the terms set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:


                               ARTICLE I
                            DEFINITIONS: ETC.


       1.1 Definitions. Except as otherwise herein expressly provided, the following terms and phrases shall have the meanings set forth below:

      "Accountants" shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith.

      "Act"   shall mean the Revised Uniform Limited Partnership Act  as enacted in the State of Delaware, and as the same may hereafter be amended from time to time.

      "Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, and (ii) those administrative costs and expenses and accounting and legal expenses undertaken by the General Partner on behalf or for the benefit of the Partnership.

      "Affiliate" shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (i) any member of the Immediate Family of such Partner; (ii) any partner, trustee, beneficiary, member or shareholder of a Partner; (iii) any legal representative, successor or assignee of any Person referred to in the preceding clauses (i) and
(ii); (iv) any trustee or trust for the benefit of any Person referred to in the preceding clauses (i) through (iii); or (v) any Entity which directly or indirectly through one or more intermediaries, controls, is Controlled by, or is under common Control with, any Person referred to in the preceding clauses (i) through (iv).

     "Affiliate Financing" shall mean financing or refinancing obtained from a Partner or an Affiliate of a Partner by the Partnership.

      "Agreement" shall mean this Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

      "Bankruptcy" shall mean, with respect to any Partner, (i) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing, (v) the filing of an answer by such Partner admitting the allegations of any such petition, (vi) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner, (vii) the execution by such Partner of a general assignment for the benefit of creditors, (viii) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts, (ix) the failure of such Partner to pay its debts as they mature, (x) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter, or (xi) the admission by such Partner in writing of its inability to pay its debts as they mature or that it is generally not paying its debts as they become due.

      "Capital Contribution" shall mean, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property other than money contributed to the Partnership with respect to the Partnership Interest held by such Partner (net of liabilities to which such property is subject).

     "Code"  shall mean the Internal Revenue Code of 1986, as amended.

      "Company"   shall  mean Simon DeBartolo Group,  Inc.,  a  Maryland
corporation.

      "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

      "Depreciation" shall mean for each Partnership Fiscal Year or other period an amount equal to the depreciation, amortization, or other cost recovery deduction allowable under the Code with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

      "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

       "GAAP"   shall  mean  generally  accepted  accounting  principles
consistently applied.

      "General  Partner"   shall  mean SDG  Capital  Associates  Limited
Partnership, a Delaware limited partnership.

      "Gross  Asset Value"  shall have the meaning set forth in  Section
4.6(b).

     "Gross Income" shall mean the income of the Partnership determined pursuant to Section 61 of the Code before deduction of items of expense or deduction.

      "Immediate Family" shall mean, with respect to any Person, such Person's spouse, parents, parents-in-law, descendants by blood or adoption, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law.

      "Lender" shall mean The Chase Manhattan Bank or any successor or assign hereof.

      "Lien" shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, restrictions, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

      "Limited Partner(s)" shall mean Simon DeBartolo Group, L.P., a Delaware limited partnership and DeBartolo Capital Partnership, a Delaware general partnership.

      "Liquidating Agent" shall mean such individual or Entity as is selected as the Liquidating Agent hereunder by the General Partner, which individual or Entity may include the General Partner or an Affiliate of the General Partner, provided such Liquidating Agent agrees in writing to be bound by the terms of this Agreement. The Liquidating Agent shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Agent in connection with the dissolution, liquidation and/or winding-up of the Partnership.

     "Loan"  shall have the meaning set forth in Section 2.3 hereof.

      "Loan Documents"  shall have the meaning set forth in Section  2.3 hereof.

     "Losses"  shall have the meaning set forth in Section 5.1 hereof.

      "Major Decisions" shall have the meaning set forth in Section 6.3 hereof.

      "Minimum  Gain"   shall  have the meaning  set  forth  in  Section
5.1(d)(1) hereof.

      "Minimum  Gain Chargeback"  shall have the meaning  set  forth  in
Section 5.1(d)(1) hereof.

      "Mortgage"   shall  mean  those  certain  deeds  of  trust  and/or
mortgages encumbering the Property to be executed and delivered by the Partnership to the Lender.

      "Net Financing Proceeds" shall mean the cash proceeds received by the Partnership in connection with any borrowing by or on behalf of the Partnership (whether or not secured), after deduction of all costs and expenses incurred by the Partnership in connection with such borrowing, and after deduction of that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon.

      "Net Operating Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the aggregate amount of all cash received by the Partnership from any source for such Fiscal Period (including Net Sale Proceeds and Net Financing Proceeds and distributions from any subsidiary of the Partnership, but excluding Capital Contributions) less the aggregate amount of all expenses or other amounts paid with respect to such period (including all payments of principal and interest on account of our indebtedness of the Partnership), and such additional cash reserves as of the last day of such period as the General Partner deems necessary for any capital or operating expenditure permitted hereunder.

      "Net Sale Proceeds" shall mean the cash proceeds received by the Partnership in connection with a sale of any asset by or on behalf of the Partnership after deduction of any costs or expenses incurred by the Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale).

      "Nonrecourse  Liabilities"  shall have the meaning  set  forth  in
Section 5.1(d)(1) hereof.

      "Notes"   shall  mean  those  certain  Commercial  Mortgage  Notes
executed by the Partnership and delivered to the Lender in accordance with the Loan Documents.

      "Partner  Nonrecourse Debt"  shall have the meaning set  forth  in
Section 5.1(d)(2) hereof.

     "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Section 5.1(d)(2) hereof.

      "Partner Nonrecourse Deduction" shall have the meaning set forth in Section 5.1(d)(2) hereof.

      "Partner(s)"   shall  mean the General  Partner  and  the  Limited
Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

       "Partnership"    shall  mean  the  limited   partnership   hereby
constituted, as such limited partnership may from time to time be constituted.

     "Partnership Fiscal Year"  shall mean the calendar year.

      "Partnership Interest" shall mean with respect to a Partner, such Partner's right to the allocations (and each item thereof), specified in section 5.1 hereof and all distributions from the Partnership, and its rights of management, consent, approval, or participation, if any, as provided in this Agreement.

      "Partnership Minimum Gain"  shall have the meaning  set  forth  in
Section 1.704-2(b)(2) of the Regulations.

     "Percentage Interest" shall mean, with respect to any Partner, the percentage ownership interest of such Partner in the Partnership. The Percentage Interest of the General Partner shall at all times be 1%, and the Percentage Interest of the Limited Partners shall at all times be 99%.

     "Person"  shall mean any individual or Entity.

      "Pledge"   shall  mean a pledge or grant of a  mortgage,  security
interest,  lien  or  other  encumbrance  in  respect  of  a  Partnership
Interest.

      "Private  Placement  Agency Agreement"   shall  mean  the  Private
Placement  Agency Agreement among the Partnership and Chase  Securities,
Inc..

     "Profits"  shall have the meaning set forth in Section 5.1 hereof.

     "Property" shall mean those properties (including peripheral land) and interests set forth in Exhibit A hereto.

      "REIT  Requirements"  shall have the meaning set forth in  Section
5.2 hereof.

      "Regulations" shall mean the final, temporary or proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

      "Required Funds"  shall have the meaning set forth in Section  4.3 hereof.

      "Special Director" shall have the meaning given to such term in the Certificate of Incorporation of the General Partner.

      "Substituted Limited Partner"  shall have the meaning set forth in
Section 8.2 hereof.

      "Third Party" or "Third Parties" shall mean a Person or Persons who is or are neither a Partner or Partners nor an Affiliate or Affiliates of a Partner or Partners.

      "Third  Party  Financing"   shall mean  financing  or  refinancing
obtained from a Third Party by the Partnership.

      "Transfer" shall mean any assignment, sale, transfer, conveyance or other disposition or act of alienation, whether voluntary or involuntary, or by operation of law.

                               ARTICLE II
                              ORGANIZATION


     2.1 Formation. The parties hereto do hereby form and organize the Partnership pursuant to the provisions of the Act, and all other pertinent laws of the State of Delaware, for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act except as otherwise herein expressly provided. Promptly upon the execution and delivery hereof, the General Partner shall cause a Certificate of Limited Partnership and such other notice, instrument, document, or certificate as may be required by applicable law, and which may be necessary to enable the Partnership to conduct its business, and to own its property, under the Partnership name, to be filed or recorded in all appropriate public offices. Upon request of the General Partner, the Limited Partners shall execute any assumed or fictitious name certificate or certificates required by law to be filed in connection with the formation of the Partnership. The General Partner shall promptly cause the execution and delivery of such additional documents and shall perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification, and operation of a limited partnership under the laws of the State of Delaware and for the qualification and operation of a limited partnership in the States of Wisconsin, Ohio, Florida, Kansas, Pennsylvania and Indiana.


     2.2 Name. The business of the Partnership shall be conducted under the name of Simon Capital Limited Partnership or such other name as the General Partner may select, and all transactions of the Partnership, to the extent permitted by applicable law, shall be carried on and completed in such name. The Partnership shall at all times conduct its own business in its own name.


     2.3  Purpose and Business of the Partnership.


        (a) Subject to the limitations set forth herein, the purpose for which the Partnership is formed is to engage solely in the following activities:

              (1) To execute and deliver any and all instruments, agreements, certificates, documents, notices, papers or other writings as may be necessary or advisable in connection with the acquisition by the Partnership of the Property;

              (2) to execute and deliver (i) the loan agreement with the Lender pursuant to which the Partnership will borrow $225,000,000; (ii) the Note evidencing borrowings pursuant to the loan agreement; (iii) mortgages or deeds of trust encumbering each Property, to secure all obligations of the Partnership under the Loan Agreement and the Note; and (iv) any and all assignments, financing statements, security agreements, certificates, documents, notices, papers or other writings in connection therewith (collectively, the "Loan Documents");

              (3) to execute and deliver a placement, underwriting or similar agreement with any underwriter that may be retained in connection with the securitization of the Note, and any instruments, agreements, certificates, documents, notices, papers or other writings as may be necessary or advisable in connection with any securitization;

              (4) to engage in any activities necessary to hold, receive, exchange, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to all the Property and any property or interests which may be acquired by the Partnership as a result of any sale or other disposition of any Property;

              (5)         to  engage  in  any  activities  necessary  to
          authorize, execute and deliver any other instrument, agreement, certificate, notice or document in connection with the activities described above, including the filing of any instrument, agreements, certificates, notices, applications and other documents necessary or advisable to comply with any applicable laws, statutes, rules and regulations or necessary or advisable to perfect or protect the above-referenced security interests;

              (6) to take any and all other actions necessary under and pursuant to this Agreement; and

              (7) to engage in such lawful activities and to exercise such powers permitted to partnerships under the laws of the State of Delaware that are necessarily incident to or connected with the foregoing or necessary or convenient to accomplish the foregoing and which are consistent with the limitations set forth in this Section 2.3(a) and the other Sections hereof.

            (b) Notwithstanding anything contained herein to the contrary, so long as the Note is outstanding, Section 2.3(a) shall not be amended without the consent of the Lender, any successor thereto or any assignee of the Note.


            (c) The Partnership shall not commingle its funds with those of any Affiliate or any other entity. Funds and other assets of the Partnership shall be separately identified and segregated. All of the Partnership's assets shall at all times be held by or on behalf of the Partnership, and, if held on behalf of the
     Partnership by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Partnership. The Partnership shall maintain its own separate bank accounts, payroll and books of account.


            (d) The Partnership shall pay from its own assets all obligations of any kind incurred by the Partnership (other than organizational expenses).


            (e) The Partnership shall take all appropriate action necessary to ensure its existence as a partnership in good standing under the laws of the State of Delaware.


            (f) All financial statements, accounting records and other partnership documents of the Partnership shall be maintained at an office separate from those of any Affiliate or any other entity.


            (g) The annual financial statements of the Partnership shall disclose, in accordance with and to the extent required under GAAP, any transactions between the Partnership and any Affiliate.


           (h) All business transactions entered into by the Partnership with any Affiliate shall be on terms and conditions that are no less favorable to the Partnership than the terms and conditions that would be expected to have been obtained, at the time of such transaction and under similar circumstances, from unaffiliated
     persons.   In addition, all such transactions shall be approved  by
     the  General  Partner.   The Partnership shall  not  guarantee  any
     liabilities or obligations of any Affiliate or any other Person, nor shall it assume any indebtedness or other liabilities or obligations of any Affiliate or any other Person.

           (i) The Partnership shall at all times hold itself out to the public (including any Affiliate's creditors) as a separate and distinct entity operating under the Partnership's own name, and the Partnership shall act solely in its own name and through its own authorized officers and agents.


           (j) The Partnership shall pay out of its own funds salaries, if any, of its officers and employees, and shall reimburse any Affiliate for any service provided to the Partnership by such Affiliate (including those to be provided pursuant to any lease, administrative or management services agreement or other contract between the Partnership and any Affiliate) in accordance with the terms of any such lease, agreement or other contract.


           (k) Notwithstanding any other provision of this Agreement or any provision of law that otherwise so empowers the Partnership, for so long as the Note under the loan agreement is outstanding, the Partnership shall not, without the approval of the General Partner and the holder of such Notes, do any of the following:

           (1) engage in any business or activity other than as set forth in Section 2.3(a) or as may be necessary or convenient to comply with the provisions of Section 2.3(c) through and including Section 2.3(j); or

           (2) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under any applicable federal, or state law relating to bankruptcy, or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of the foregoing; or

           (3) consolidate, merge, dissolve or liquidate, in whole or in part; or

           (4) incur, assume or guarantee any debt except as provided in the loan agreement.

    2.4 Location of the Principal Place of Business. The location of the principal place of business of the Partnership shall be at 115 West Washington Street, Indianapolis, Indiana 46204, or such other location as shall be selected from time to time by the General Partner in its sole discretion.


    2.5 Registered Agent and Registered Office. The Registered Agent of the Partnership shall be The Corporation Trust Company, or such other Person as the General Partner may select in its sole discretion. The Registered Office of the Partnership shall be c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 or such other location as the General Partner may select in its sole and absolute discretion.


                               ARTICLE III
                                  TERM


    3.1    Dissolution.   The  Partnership shall be dissolved  upon  the
occurrence of the earlier of (i) December 31, 2069, and (ii) the earliest of the following events:


        (a) The withdrawal, dissolution, termination or bankruptcy of the General Partner, it being agreed that so long as the Notes are outstanding, the General Partner shall not withdraw or resign from the Partnership and in the event that the General Partner shall become disassociated from the Partnership, shall withdraw from the Partnership or shall liquidate, become insolvent or file a petition for bankruptcy, the Partnership shall appoint a new special purpose general partner and deliver an acceptable non-consolidation opinion to the holder of the Note and to any applicable rating agency concerning the Partnership and the replacement general partner;


        (b) The sale or other disposition of all or substantially all the assets of the Partnership; or


        (c)    dissolution required by operation of law.


                              ARTICLE IV
                        CONTRIBUTIONS TO CAPITAL


   4.1 General Partner Capital Contributions. Simultaneously with the execution and delivery hereof, the General Partner shall contribute or cause to be made Capital Contributions of assets described on
Schedule 1, and (after giving effect to such contributions) the General Partner shall have made or caused to be made Capital Contributions to the Partnership of money and/or assets in the amount or of the nature set forth on Schedule 2.


  4.2 Contributions of Partners. On the date hereof, the Limited Partners shall make or cause to be made Capital Contributions of assets described on Schedule 1, and (after giving effect to such contributions) the Limited Partners shall have made or caused to be made Capital Contributions to the Partnership of money and/or assets in the amount or of the nature set forth on Schedule 2. By execution and delivery of this Agreement, the Limited Partners hereby acknowledge and agree that the relative values of their capital interests in the Partnership are as reflected by the Capital Accounts and Percentage Interests (which shall, initially, be as set forth on Schedule 2). Except as otherwise expressly provided herein or required by applicable law, the Limited Partners shall not be required to contribute any additional capital to the Partnership. All surtax, documentary stamp tax or other transfer tax that may be imposed as a result of the foregoing Capital Contributions shall be paid by the General Partner.


  4.3 Additional Funds. The Partnership may obtain funds ("Required Funds") which it considers necessary to meet the needs and obligations and requirements of the Partnership, or to maintain adequate working capital or to repay Partnership indebtedness, and to carry out the Partnership's purposes, from the proceeds of Third Party Financing or Affiliate Financing, provided that at the time of such financing, none of the Notes remain outstanding. In no event may the Partnership obtain any Third Party Financing that is recourse to any Partner or any Affiliate, partner, shareholder, beneficiary, principal, officer, or director of any Partner without the consent of the affected Partner and any other Person or Persons to whom such recourse may be had. This
Section 4.3 shall not be deemed to limit the right of the Partnership at any time to incur certain types of indebtedness to the extent expressly permitted under the Mortgage.


  4.4 No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the

Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. Notwithstanding the foregoing provisions of this Section 4.4, restrictions set forth in this Agreement which are required by the terms of the Loan Documents shall inure to the benefit of, and be enforceable by, the holder of the Loan Documents and its successors and assigns.


  4.5 No Interest: No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital
Account. Except as provided herein or by law, no Partner shall have any right to withdraw any part of its Capital Account or to demand or receive the return of its Capital Contribution from the Partnership.


  4.6     Capital Accounts.


         (a) The Partnership shall establish and maintain a separate capital account ("Capital Account") for each Partner, including a substitute partner who shall pursuant to the provisions hereof acquire a Partnership Interest, which Capital Account shall be:

             (1) credited with the amount of cash contributed by such Partner to the capital of the Partnership; the initial Gross Asset Value (net of liabilities secured by such contributed property that the Partnership assumes or takes subject to) of any other property contributed by such Partner to the capital of the Partnership; such Partner's distributive share of Profits; and any other items in the nature of income or gain that are allocated to such Partner pursuant to Section
          5.1 hereof, but excluding tax items described in Regulations
          Section 1.704-1(b)(4)(i); and

             (2) debited with the amount of cash distributed to such Partner pursuant to the provisions of this Agreement; the Gross Asset Value (net of liabilities secured by such distributed property that such Partner assumes or takes subject to) of any Partnership property distributed to such Partner pursuant to any provision of this Agreement; such Partner's distributive share of Losses; and any other items in the nature of expenses or losses that are allocated to such Partner pursuant to Section 5.1 hereof, but excluding tax items described in Regulations Section 1.704-1(b)(4)(i).

     In the event that a Partner's Partnership Interest or portion thereof is transferred within the meaning of Regulations Section 1.704-1(b)(2)(iv)(f), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Partnership Interest or portion thereof so transferred.

     In the event that the Gross Asset Values of Partnership assets are adjusted as described below in Section 4.6(b) hereof, the Capital Accounts of the Partners shall be adjusted to reflect the aggregate net adjustments as if the Partnership sold all of its property for their fair market values and recognized gain or loss for federal income tax purposes equal to the amount of such aggregate net adjustment.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied as provided in the Regulations.


          (b) The term "Gross Asset Value" or "Gross Asset Values" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

              (1) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as reasonably determined by the General Partner;

              (2) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General
          Partner, immediately prior to the following events:

                 (i) a Capital Contribution (other than a de minimis Capital Contribution, within the meaning of
               Section 1.704-1(b)(2)(iv)(f)(5)(i) of the Regulations) to the Partnership by a new or existing Limited Partner as consideration for a Partnership Interest;

                 (ii) the distribution by the Partnership to a Partner of more than a de minimis amount (within the meaning of Section 1.704-1(b)(2)(iv)(f)(5)(ii) of the Regulations) of Partnership property as consideration for the redemption of a Partnership Interest; and

                 (iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

              (3) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets as reasonably determined by the General Partner as of the date of distribution.

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing Profits and Losses. Any adjustment to the Gross Asset Values of Partnership property shall require an adjustment to the Partners' Capital Accounts as described in Section 4.6(a) above.


                             ARTICLE V
                  ALLOCATIONS, DISTRIBUTIONS AND OTHER
                       TAX AND ACCOUNTING MATTERS


    5.1   Allocations.


       (a) For the purpose of this Agreement, the terms "Profits" and "Losses" mean, respectively, for each Partnership Fiscal Year or other period, the Partnership's taxable income or loss for such Partnership Fiscal Year or other period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), adjusted as follows:

               (1) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section 5.1(a) shall be added to such taxable income or loss;

               (2) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Fiscal Year or other period;

               (3) any items that are specially allocated pursuant to Section 5.1(d) hereof shall not be taken into account in computing Profits or Losses; and

               (4) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulation Section 704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this
          Section 5.1(a) shall be deducted from such taxable income or loss.


          (b) Except as otherwise provided in section 5.1(d) hereof, the Profits and Losses of the Partnership (and each item thereof) for each Partnership Fiscal Year shall be allocated among the Partners in accordance with their respective Percentage Interests.


          (c) For the purpose of Section 5.1(b) hereof, gain or loss resulting from any disposition of Partnership property shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property for federal income tax purposes differs from its Gross Asset Value.


          (d) Notwithstanding the foregoing provisions of this Section 5.1, the following provisions shall apply:

                   (1) A Partner shall not receive an allocation of any Partnership deduction that would result in total loss allocations attributable to "Nonrecourse Liabilities" (as defined in Regulations Section 1.704-2(b)(3)) in excess of such Partner's share of Minimum Gain (as determined under Regulations Section 1.704-2(g)). The term "Minimum Gain" means an amount determined in accordance with Regulations Section 1.704-2(d) by computing, with respect to each Nonrecourse Liability of the Partnership, the amount of gain, if any, that the Partnership would realize if it disposed of the property subject to such liability for no consideration other than full satisfaction thereof, and by then aggregating the amounts so computed. If the Partnership makes a distribution allocable to the proceeds of a Nonrecourse Liability, in accordance with Regulation Section 1.704-2(h) the distribution will be treated as allocable to an increase in Partnership Minimum Gain to the extent the increase results from encumbering Partnership property with aggregate Nonrecourse Liabilities that exceeds the property's adjusted tax basis. If there is a net decrease in Partnership Minimum Gain for a Partnership Fiscal Year, in accordance with Regulations Section 1.704-2(f) and the exceptions contained therein, the Partners shall be allocated items of Partnership income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to the Partners' respective shares of the net decrease in Minimum Gain within the meaning of Regulations
          Section 1.704-2(g)(2) (the "Minimum Gain Chargeback"). The items to be allocated pursuant to this Section 5.1(d)(1) shall be determined in accordance with Regulations Section 1.704-2(f) and (j).

                   (2) Any item of "Partner Nonrecourse Deduction" (as defined in Regulations Section 1.7042(i)) with respect to a "Partner Nonrecourse Debt" (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to the Partner or Partners who bear the economic risk of loss for such Partner Nonrecourse Debt in accordance with Regulations Section 1.704-2(i)(1). If the Partnership makes a distribution allocable to the proceeds of a Partner Nonrecourse Debt, in accordance with Regulation Section 1.704-2(i)(6) the distribution will be treated as allocable to an increase in Partner Minimum Gain to the extent the increase results from encumbering Partnership Property with aggregate Partner Nonrecourse Debt that exceeds the property's adjusted tax basis. Subject to Section 5.1(d)(1) hereof, but notwithstanding any other provision of this Agreement, in the event that there is a net decrease in minimum Gain attributable to a Partner Nonrecourse Debt (such Minimum Gain being hereinafter referred to as "Partner Nonrecourse Debt Minimum Gain") for a Partnership Fiscal Year, then after taking into account allocations pursuant to Section 5.1(d)(1) hereof, but before any other allocations are made for such taxable year, and subject to the exceptions set forth in Regulations Section 1.7042(i)(4), each Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Partnership Fiscal Year shall be allocated items of income and gain for such Partnership Fiscal Year (and, if necessary, for subsequent Partnership Fiscal Years) equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain as determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). The items to be allocated pursuant to this Section 5.1(d)(2) shall be determined in accordance with Regulations
          Section 1.704-2(i)(4) and (j).

                   (3) Pursuant to Regulations Section 1.752-3(a)(3), for the purpose of determining each Partner's share of excess nonrecourse liabilities of the Partnership, and solely for such purpose, each Partner's interest in Partnership profits is hereby specified to be such Partner's Percentage Interest.

                  (4) No Limited Partners shall be allocated any item of deduction or loss of the Partnership if such allocation would cause such Limited Partner's Capital Account to become negative by more than the sum of (i) any amount such Limited Partner is obligated to restore upon liquidation of the Partnership, plus (ii) such Limited Partner's share of the Partnership's Minimum Gain and Partner Nonrecourse Debt Minimum Gain. An item of deduction or loss that cannot be allocated to a Limited Partner pursuant to this Section 5.1(d)(4) shall be allocated to the General Partner. For this purpose, in determining the Capital Account balance of such Limited Partner, the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) shall be taken into account. In the event that (A) any Limited Partner unexpectedly receives any adjustment, allocation, or distribution described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and (B) such adjustment, allocation, or distribution causes or increases a deficit balance (net of amounts which such Limited Partner is obligated to restore or deemed obligated to restore under Regulations Section 1.7042(g)(1) and 1.704-2(i)(5) and determined after taking into account any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) that, as of the end of the Partnership Fiscal Year, reasonably are expected to be made to such Limited Partner) in such Limited Partner's Capital Account as of the end of the Partnership Fiscal Year to which such adjustment, allocation, or distribution relates, then items of Gross Income (consisting of a pro rata portion of each item of Gross Income) for such Partnership Fiscal Year and each subsequent Partnership Fiscal Year shall be allocated to such Limited Partner until such deficit balance or increase in such deficit balance, as the case may be, has been eliminated. In the event that this Section 5.1(d)(4) and
          Section 5.1(d)(1) and/or (2) hereof apply, Section 5.1(d)(1) and/or (2) hereof shall be applied prior to this Section 5.1(d)(4).


           (e) In accordance with Sections 704(b) and 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for federal income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and the initial Gross Asset Value of such property. If the Gross Asset Value of any Partnership property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Regulations thereunder. In furtherance of the foregoing, the Partnership shall employ the method prescribed in Regulation
     Section 1.704-3(b) (the "traditional method") or the equivalent successor provisions) of proposed, temporary or final Regulations.


          (f) Notwithstanding anything to the contrary contained in this Section 5.1, the allocation of Profits and Losses for any Partnership Fiscal Year during which a Person acquires a Partnership Interest (other than upon formation of the Partnership) or during which there is a change in the Partners' Percentage Interests shall take into account the Partners' varying interests for such Partnership Fiscal Year pursuant to any method permissible under Section 706 of the Code that is selected by the General Partner (notwithstanding any agreement between the assignor and assignee of such Partnership Interest although the General Partner may recognize any such agreement), which method may take into account the date on which the Transfer or an agreement to Transfer becomes irrevocable pursuant to its terms, as determined by the General Partner.


          (g) In the event of a sale or exchange of a Partner's Partnership Interest or portion thereof or upon the death of a Partner, if the Partnership has not theretofore elected, pursuant to Section 754 of the Code, to adjust the basis of Partnership property, the General Partner shall cause the Partnership to elect, if the Person acquiring such Partnership Interest or portion thereof so requests, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. In addition, in the event of a distribution referred to in Section 734(b) of the Code, if the Partnership has not theretofore elected, the General Partner may, in the exercise of its reasonable discretion, cause the Partnership to elect, pursuant to Section 754 of the Code, to adjust the basis of Partnership property. Except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), such adjustment shall not be reflected in the Partners' Capital Accounts and shall be effective solely for federal and (if applicable) state and local income tax purposes. Each Partner hereby agrees to provide the Partnership with all information necessary to give effect to such election. With respect to such election:

                (1) Any change in the amount of the depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal income tax purposes, resulting from an adjustment pursuant to Section 743(b) of the Code shall be allocated entirely to the transferee of the Partnership Interest or portion thereof so transferred. No capital contribution obligation shall be imposed on any Partner and neither the Partnership Interest of, nor the amount of any cash distributions to, any Partner shall be affected as a result of such election, and except as provided in Regulations Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

                (2) Solely for federal and (if applicable) state and local income tax purposes and not for the purpose of maintaining the Partners' Capital Accounts (except as provided in Regulations Section 1.704-1(b)(2)(iv)(m)), the Partnership shall keep a written record for those assets, the bases of which are adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the depreciation deducted by the Partnership and any change in the gain or loss of the Partnership, for federal and (if applicable) state And local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.


         (h) The Profits, Losses, gains, deductions, and credits of the Partnership (and all items thereof) for each Partnership Fiscal Year shall be determined in accordance with the accounting method followed by the Partnership for federal income tax purposes.

          Except as provided in Sections 5.1(e) and 5.1(g) hereof,, for federal income tax purposes, each item of income, gain, loss, or deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss, or deduction has been allocated pursuant to this Section 5.1.


         (i) To the extent permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the General Partner shall endeavor to treat distributions as having been made from the proceeds of

     Nonrecourse Liabilities or Partner Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Partner's Capital ' Account that exceeds the amount such Partner is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) As of the end of the Partnership's taxable year in which the distribution occurs.


         (j) If any Partner sells or otherwise disposes of any property, directly or indirectly, to the Partnership, and as a result thereof, gain on a subsequent disposition of such property by the Partnership is reduced pursuant to Section 267(d) of the Code, then, to the extent permitted by applicable laws, gain for federal income tax purposes attributable to such subsequent disposition shall first be allocated among the Partners other than the selling Partner in an amount equal to such Partners' allocations of "book" gain on the property pursuant to this Section 5.1, and any remaining gain for federal income tax purposes shall be allocated to the selling Partner.


    5.2 Partnership Distributions. The General Partner shall cause the Partnership to distribute all or a portion of Net Operating Cash Flow to the Partners from time to time as determined by the General Partner, but in any event not less frequently than quarterly in such amounts as the General Partner shall determine; provided, however, that all such distributions shall be made pro rata in accordance with the Partners' then Percentage Interests; and provided further, that notwithstanding the foregoing, the General Partner shall use its best efforts (not requiring any material expenditure of funds or the incurrence of any material liability on the part of the General Partner) to cause the Partnership to distribute sufficient amounts to enable the Simon DeBartolo Group, L.P. to distribute sufficient amounts to the Company to pay shareholder dividends that will (a) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the "REIT Requirements"), and (b) avoid any federal income or excise tax liability of the general partner. All amounts withheld pursuant to the Code or a provision of any state or local tax law with respect to any allocation, payment or distribution to any Partner shall be treated as amounts distributed to such Partner.


    5.3 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain or cause to be maintained full, true, complete and correct books of account in-accordance with generally accepted accounting principles wherein shall be entered particulars of all monies, goods or effects belonging to or owing to or by the Partnership, or paid, received, sold or purchased in the course of the Partnership's business, and all of such other transactions, matters and things relating to the business of the

Partnership as are usually entered in books of account kept by persons engaged in a business of a like kind and character. In addition, the Partnership shall keep all records required to be kept pursuant to the Act. The books and records of account shall be kept separately from the books and records of account of any other Person, at the principal office of the Partnership, and each Partner and its representatives shall at all reasonable times have access to such books and records and the right to inspect and copy the same.


    5.4 Reports. Within one hundred twenty (120) days after the end of each Partnership Fiscal Year, the Partnership shall cause to be prepared and transmitted to each Partner, an annual report of the Partnership relating to the previous Partnership Fiscal Year containing a statement of financial condition as of the year then ended, and statements of operations, cash flow and Partnership equity for the year then ended, which annual statements shall be prepared in accordance with GAAP and shall be audited by the Accountants. The Partnership shall also cause to be prepared and transmitted to each Partner within forty-five (45) days after the end of each of the first three (3) quarters of each Partnership Fiscal Year, a quarterly unaudited report of the Partnership's financial condition and statements of operations cash flow and Partnership equity relating to the fiscal quarter then just ended, prepared in accordance with GAAP.


    5.5 Audits. Not less frequently than annually, the books and records of the partnership shall be audited by the Accountants.


    5.6   Tax Returns.


        (a) Consistent with all other provisions of this Agreement, the General Partner shall determine the methods to be used in the preparation of federal, state, and local income and other tax returns for the Partnership in connection with all items of income and expense, including, but not limited to, valuation of assets, the methods of depreciation and cost recovery, elections, credits, and tax accounting methods and procedures.


        (b) The Partnership shall timely cause to be prepared and transmitted to the Partners federal and appropriate state and local Partnership Income Tax Schedules "K-1, or any substitute therefor, with respect to such Partnership Fiscal Year on appropriate forms.

  5.7 Tax Matters Partner. The General Partner is hereby designated as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code for the Partnership.


                            ARTICLE VI
      RIGHTS AND DUTIES OF, AND RESTRICTIONS ON THE GENERAL PARTNER


  6.1 Expenditures by Partners. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures shall be made on behalf of the Partnership and the General Partner shall be entitled to reimbursement by the Partnership for any expenditures incurred by it on behalf of the Partnership which shall have been made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.


 6.2 Powers and Duties of General Partner. The General Partner shall be responsible for the management of the Partnership's business and affairs. Except as otherwise herein expressly provided, and subject to the limitations contained in Section 6.3 hereof with respect to Major Decisions, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership and in its name as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, and subject to Sections 2.3 and 6.3 hereof, the General Partner shall have the right, power and authority:


       (a) To manage, insure against loss and protect the Property or any portion thereof; to improve, develop or redevelop the Property; to participate in the ownership, redevelopment and expansion of the Property; to mortgage, pledge or otherwise encumber the Property, or any portion thereof, but only in accordance with Section 2.3 hereof; to lease the Property or any portion thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases, all in accordance with the Mortgage; to grant easements of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to the Property or any portion thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on the Property; to insure any Person having an interest in or responsibility for the care, management or repair of said Property;

       (b) To employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business, including but not limited to, employees, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers, placement agents, financial advisors and others, the general partner agreeing to employ at all times a sufficient number of employees in light of its contemplated business operations;


       (c) To enter into contracts on behalf of the Partnership in accordance with Section 2.3 hereof;


       (d) To sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;


       (e) To acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership or any Affiliate thereof, for the conservation of the Partnership's assets or for any purpose convenient or beneficial to the Partnership or any Affiliate thereof;


       (f) To conduct any and all banking transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts; provided, however, that in no event in connection with any of the foregoing shall the accounts or funds of the

     Partnership be commingled with the accounts or funds of any other Person and the Partnership shall at all times pay its own liabilities from Partnership funds;


       (g) To demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforcer or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms with or without security;


       (h) To make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General
     Partner to cause any approved loans to be closed;


       (i) To take all reasonable measures necessary to insure compliance by the Partnership with applicable arrangements and contractual obligations entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports required to be submitted to lenders, using all due diligence to insure that the Partnership is in compliance with its contractual obligations;


       (j)     To maintain the Partnership's books and records; and


       (k) To prepare and deliver, or cause to be prepared and delivered by the Accountants, all financial and other reports with respect to the operations of the Partnership, and preparation and filing of all federal and state tax returns and reports.

     Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership. Nothing contained in this Section 6.2 shall authorize the General Partner to take any action which would be in violation of Section 2.3.


   6.3 Major Decisions. The General Partner shall not, without the prior consent of the Limited Partners and any additional partners that may from time to time be admitted to the Partnership in accordance with
Section 6.7 hereof and, so long as any of the Notes remains outstanding, the unanimous affirmative vote of the Board of Directors of the general partner of the General Partner (and with regard to only (c) and (d) below the consent of the holder of such Notes), undertake any of the following actions on behalf of the Partnership (the "Major Decisions"):


         (a) Institute any proceeding for or take any action resulting in Bankruptcy on behalf of the Partnership;


         (b) Take title to any personal or real property other than in the name of the Partnership;


         (c) Act or cause the taking or refraining of any action with respect to the dissolution, liquidation or winding up of the Partnership or an election to continue the Partnership or to continue the business of the Partnership; or


         (d) Merge or consolidate with or into any Person or sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets.


 6.4 Proscriptions. The General Partner shall not have the authority:


         (a) to do any act in contravention of this Agreement or the Loan Documents or which would make it impossible to carry on the ordinary business of the Partnership, provided that a sale of the Property shall not be deemed to be such an act;


         (b) to possess any Partnership property or assign rights in specific Partnership property for other than Partnership purposes; or


         (c)   to do any act in contravention of applicable law.

Nothing herein contained shall impose any obligation on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or any other instrument or document on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.


     6.5     Additional Covenants.


        (a) Notwithstanding any provision to the contrary set forth herein, the General Partner covenants that, so long as any of the Notes remain outstanding, it shall not cause or permit the Partnership to:

                  (1) engage, directly or indirectly, in any business activity, other than activities authorized hereunder or under the Loan Documents, and any and all lawful activities incidental to or necessary, suitable or convenient to accomplish the foregoing to the extent that same are not contrary to Section 2.3 hereof or are otherwise prohibited by the Loan Documents;

                  (2) commingle its property with the property of any of its partners or Affiliates or any other Person;

                  (3) transfer or lease the Property or any portion thereof or interest therein, except as permitted under the Mortgage;

                  (4) engage in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code;

                  (5) acquire obligations or securities of its Partners;

                  (6) except as expressly permitted under the Loan Documents, engage in any dissolution, liquidation, winding-up, consolidation, merger, sale of all or substantially all of its assets or transfer of its ownership interests;

                  (7)    except for the Loan, be the obligor or
          guarantor of or otherwise incur or be responsible for any indebtedness;

                  (8) pledge its assets for the benefit of any other entity, make loans or advances to any other entity, guarantee or become obligated for the debts of another entity or hold its credit out as being available to satisfy the obligations of others;

                  (9)    partition the Property;

                  (10) amend this Agreement in any manner: (A) such that the Partnership would not, as a result of such amendment, be a special purpose entity, (B) that would have a material adverse effect on the mortgagee under the Mortgage or (C) to modify the limitations on the business of the Partnership, the restrictions on amendment, modification or termination hereof, the restrictions on the Partnership's ability to institute a Bankruptcy, or any other covenant to make same inconsistent with this Section 6.5(a) (the above referenced limitations, restrictions and covenants shall include, without limitation, those set forth in Sections 2.3, 3.1, 4.3, 6.3, 6.4, 6.5, 6.7,
          8.1 and 10.10 hereof), unless, in the case of any modification described in this clause (C), the Partnership shall obtain written consent of the holders of the Notes and written confirmation from any applicable rating agency that such modification will not result in the downgrade, qualification or withdrawal of the rating then assigned to the Notes;

                  (11) take title to any real or personal property other than in the name of the Partnership;

               (12) buy or hold evidence of indebtedness issued by any other person or entity (other than cash and investment grade securities); or

               (13) identify itself as a division of any other person or entity.


     (b) The General Partner covenants that, so long as any of the Notes remain outstanding, it shall cause the Partnership to:

                (1) do or cause to be done all things necessary to preserve and keep in full force and effect the existence of the Partnership and maintain adequate capitalization (taking into account, among other things, the market value of its assets) for its business purposes;

                (2) maintain books and records, bank accounts, checks, invoices and financial statements separate from those of its Affiliates and observe other partnership formalities and maintain a principal executive and administrative office through which its business is conducted separate from that of any of its Affiliates; provided, however, that the Partnership and/or any of its Affiliates may have offices in the same location provided there is a fair and appropriate allocation of overhead costs, including, without limitation, the salaries of any shared employees, if any, among the Partnership and/or any such Affiliate and/or any such Affiliate bears its fair share of such costs;

                (3) pay all of its obligations and liabilities and the salaries of its employees, if any, out of its own funds;

                (4) maintain a sufficient number of employees in light of its contemplated business operations;

                (5) at all times conduct its own business in its own name, hold itself out to the public as a legal entity separate and distinct from any of its Affiliates (including using separate stationery and including, with respect to its leasing activities, entering into any contracts and preparing its financial statements), to correct any known misunderstanding regarding its separate identity and cause it and such Affiliates to conduct business with it on an arm's length and commercially reasonable basis;

                (6) at all times be a "Single Purpose Entity" (as that term is defined in the Mortgage); and

                (7) prepare and file its own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof, each in accordance with the terms of Section 5.6 hereof.


  6.6 Operation in Accordance with REIT Requirements. The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the Company, general partner of Simon DeBartolo Group, L.P., to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability. The Partnership shall avoid taking any action which would result in the Company ceasing to satisfy the requirements for qualifying as a real estate investment trust under the Code and the Regulations or would result in the imposition of any federal income or excise tax liability of the Company.


  6.7 Waiver and Indemnification. Neither the General Partner nor any of its Affiliates, directors, trust managers, officers, employees, shareholders, nor any Person acting on its behalf, pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by them within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, willful misconduct or gross negligence. The Partnership shall, and hereby does, indemnify and hold harmless the General Partner and its Affiliates, their respective directors, officers, shareholders, employees and any other individual acting on their behalf to the extent such Persons would be indemnified by the Company pursuant to Article Eighth of the Articles of Incorporation of the Company if such persons were directors, officers, agents or employees of the Company; provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership.


  6.8 Additional Partners. Additional Partners may be admitted to the Partnership only with the consent of the General Partner and the Limited Partners, subject to the terms and conditions of the Mortgage.


  6.9 Limitation of Liability of Directors, Shareholders, Employees and Officers of the General Partner. Any obligation or liability whatsoever of the General Partner which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the General Partner or the Partnership only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the General Partner's Directors, shareholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.


                              ARTICLE VII
                 DISSOLUTION, LIQUIDATION AND WINDING-UP

   7.1 Accounting. In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Profits or Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report of the Accountants.


   7.2 Distribution on Dissolution. In the event of the dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:


          (a) Payment of creditors of the Partnership (other than Partners) in the order of priority as provided by law;


          (b) Establishment of reserves as determined by the General Partner to provide for contingent liabilities, if any;


          (c) Payment of debts of the Partnership to Partners, if any, in the order of priority provided by law;


          (d) To the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those distributions made pursuant to this Section 7.2(d) and Section 7.4 hereof).

If upon dissolution and termination of the Partnership the Capital Account of the Limited Partners are less than zero, then the Limited Partners shall have no obligation to restore the negative balance in its Capital Account. Whenever the Liquidating Agent reasonably determines that any reserves established pursuant to paragraph (b) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.


   7.3 Sale of Partnership Assets. In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Agent may sell Partnership property; provided, however, that all sales, leases, encumbrances or transfers of Partnership assets shall be made by the Liquidating Agent solely on an "arm's length" basis, at the best price and oh the best terms and conditions as the Liquidating Agent in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners. The liquidation of the Partnership shall not be deemed finally terminated until the Partnership shall have received cash payments in full with respect to obligations such as notes, purchase money mortgages installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets-and all obligations of the Partnership have been satisfied or assumed by the General Partner. The Liquidating Agent shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until paid in full.


   7.4 Distributions in Kind. In the event that it becomes necessary to make a distribution of Partnership property in kind, the General Partner may, with the consent of the Limited Partners, transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section
7.2 hereof. Immediately prior to the distribution of Partnership property in kind to a Partner, the Capital Account of each Partner shall be increased or decreased, as the case may be, to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (to the extent not previously reflected in the Capital Accounts) would be allocated among the Partners if there were a taxable disposition of such property for its fair market value as of the date of the distribution.


   7.5 Documentation of Liquidation. Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Agent shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.


   7.6 Liability of the Liquidating Agent. The Liquidating Agent shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Agent's taking of any action authorized under or within the scope of this Agreement; provided, however, that no Partner shall have any personal liability with respect to the foregoing indemnification, any such indemnification to be satisfied solely out of the assets of the Partnership; and provided, further, that the Liquidating Agent shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

           (a) a matter entirely unrelated to the Liquidating Agent's action or conduct pursuant to the provisions of this Agreement; or


           (b) the proven misconduct or negligence of the Liquidating
     Agent.


                              ARTICLE VIII
                    TRANSFER OF PARTNERSHIP INTERESTS


   8.1 Transfer of Partnership Interests. As long as the Notes are outstanding, neither the General Partner nor the Limited Partners shall withdraw from the Partnership or Transfer, encumber or otherwise dispose of any interest in the Partnership such that the transferee owns more than a 49% interest in the Partnership or the transferee is an affiliate or family member of a transferor which owned more than a 49% interest in the Partnership prior to such transfer, and any action taken in contravention of the foregoing shall be null and void.


                             ARTICLE IX
             RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS


  9.1 No Participation in Management. Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.


  9.2 Bankruptcy Of the Limited Partners. The Bankruptcy of the Limited Partners shall not cause a dissolution of the Partnership, but the rights of the Limited Partners to share in the Profits or Losses of the Partnership and to receive distributions of Partnership funds shall, on the happening of such event, devolve on its successors or assigns, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event shall such assignee(s) become a Substituted Limited Partner.


  9.3 No Withdrawal. The Limited Partners may not withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.


  9.4 Duties and Conflicts. The General Partner recognizes that the Limited Partners and its Affiliates has or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such persons are entitled to carry on such other business interests, activities and investments. The Limited Partners and its Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Partnership, without any obligation to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.


                               ARTICLE X
                           GENERAL PROVISIONS


  10.1 Notices. All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or three business days after deposit in United States mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 10.1, the addresses of the parties hereto are all at c/o Simon DeBartolo Group, 115 W. Washington Street, Indianapolis, Indiana 46204. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.


  10.2 Successors. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.


  10.3 EFFECT AND INTERPRETATION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN CONFORMITY WITH THE LAWS OF THE STATE OF DELAWARE.


  10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

  10.5 Partners Not Agents. Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities.


  10.6 Entire Understanding: Etc. This Agreement and the other agreements referenced herein or therein constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within.


  10.7 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.


  10.8 Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation."


  10.9 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.


  10.10   Amendment.  Subject to Section 6.5(a)(10) hereof, this
Agreement may be amended, modified or terminated, but only in writing by the General Partner, the Limited Partners and all other parties admitted to the Partnership in accordance with Section 6.7 hereof.

                             [End of Page 36]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.

GENERAL PARTNER:              SDG CAPITAL LIMITED PARTNERSHIP,
                              a Delaware limited partnership


                              By:  \s\David Simon
                                   David Simon, Chief Executive Officer


LIMITED PARTNER:              SIMON DeBARTOLO GROUP, L.P., a
                              Delaware limited partnership

                              By:  SD PROPERTY GROUP, INC., an Ohio
                                   corporation, managing general partner


                                   By:  \s\David Simon
                                        David Simon
                                        Chief Executive Officer


                              DeBARTOLO CAPITAL PARTNERSHIP, a
                              Delaware general partnership

                              By: DeBARTOLO PROPERTIES, INC., an Ohio
                                  corporation

                                   By:  \s\David Simon
                                        David Simon
                                        Chief Executive Officer

                               SCHEDULE 1

                          CAPITAL CONTRIBUTIONS


GENERAL PARTNER                                 GROSS ASSET VALUE
(SDG Capital Associates Limited Partnership)

Cash                                               $1,636,000
West Ridge Mall (2.5% undivided interest)          $1,702,400

     TOTAL                                         $3,338,400

LIMITED PARTNER
(Simon DeBartolo Group, L.P.)

West Ridge Mall (97.5% undivided interest)        $66,861,600


LIMITED PARTNER
(DeBartolo Capital Partnership)

Bay Park Square                                   $36,300,000
Boardman Plaza                                    $26,640,000
Cheltenham Square                                 $50,000,000
DeSoto Square                                     $56,800,000
Upper Valley Mall                                 $44,800,000
Washington Square                                 $49,100,000

                                                 $263,640,000

     TOTAL CAPITAL                               $333,840,000

                               SCHEDULE 2

                       CAPITAL ACCOUNT PERCENTAGES


GENERAL PARTNER                                         Percent Interest

SDG Capital Associates Limited  Partnership                    1%


LIMITED PARTNERS

DeBartolo Capital Partnership                               78.5%
Simon DeBartolo Group, L.P.                                 20.5%

TOTAL                                                      100.0%